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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)        January 24, 1997
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              REAL ESTATE INCOME PARTNERS III, LIMITED PARTNERSHIP
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             (Exact name of registrant as specified in its charter)


                                   Delaware
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         (State or other jurisdiction of incorporation or organization)


            0-16027                                    13-3341425
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     Commission File Number               (I.R.S. Employer Identification No.)


   27611 La Paz Road, P.O. Box A-1, Laguna Niguel, California    92677-0100
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          (Address of principal executive offices)               (Zip Code)


                                (714) 643-7700
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             (Registrant's telephone number, including area code)


                                      N/A
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             (Former name, former address and former fiscal year,
                          if changed since last report.)


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                        REAL ESTATE INCOME PARTNERS III




ITEM 5.          OTHER EVENTS.

                 On January 24, 1997, Real Estate Income Partners III, Limited Partnership (the "Partnership") sold Northtech, a research and development complex consisting of three two-story buildings encompassing 73,166 rentable square feet, located on 10.2 acres of land in Gaithersburg, Maryland for $13,600,000. Northtech had been appraised at a value of $14,700,000 as of January 1, 1996.

                 Since the last appraisal, a tenant that occupies approximately 50% of the property had sold off a portion of its business, restructured the balance, defaulted on its lease and announced its intention to vacate the property at the expiration of its lease term in 1999 unless its lease payments were reduced substantially. The likelihood that in the near future the owner of Northtech would be faced with reduced revenues and demands for capital and tenant improvements from any tenant that would replace the defaulting tenant, and the uncertain financial status of the incumbent tenant reduced the market value of the property.

                 The Partnership realized approximately $13,079,000 from the sale of Northtech, after accounting for closing costs and prorations of approximately $521,000. The purchaser of Northtech has for three years had a preexisting relationship with an affiliate of Birtcher Investors, pursuant to which the purchaser had contracted with Birtcher to locate, acquire and manage real property for the purchaser's account. No broker was paid a commission as part of the transaction. Since the sale price exceeded the January 1, 1993 appraised value ($12,900,000), pursuant to the 1993 Amendment of the Partnership Agreement, the General Partner earned and has been paid a property disposition fee of approximately $340,000 in connection with the sale. The purchaser paid a net investment advisory fee of $52,350 to the affiliate of Birtcher Investors and has retained Birtcher Property Services to manage the property.

                 The Partnership will distribute proceeds of the sale of Northtech to the limited partners on February 28, 1997, together with the Partnership's normal quarterly distribution. After paying the property disposition fee and holding back approximately $1,000,000 to replenish and increase the Partnership's reserves, the General Partner currently estimates that the Partnership will distribute approximately $11,700,000 to the limited partners, or approximately $184 per $1,000 investment.





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                        REAL ESTATE INCOME PARTNERS III




ITEM 5.  OTHER EVENTS. (CONT'D.)

                 The large reserve fund is prudent because after the sale of Flaircentre and Northtech, the Partnership's asset base is effectively half its former size. The Partnership's remaining assets will generate less cash flow, necessitating a larger reserve fund to cover potential emergencies or demands for capital expenditures. Since NorthTech generated approximately 68% of the cash flow that funded the Partnership's regular operations and distributions for the year ended December 31 1996, future distributions to limited partners of net cash from operations are expected to be significantly reduced.





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                        REAL ESTATE INCOME PARTNERS III




                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




REAL ESTATE INCOME PARTNERS III,
LIMITED PARTNERSHIP


By: BIRTCHER/LIQUIDITY        By: BIRTCHER INVESTORS,
    PROPERTIES                    a California limited partnership
    (General Partner)
                                  By: BIRTCHER INVESTMENTS,
                                      a California general partnership,
                                      General Partner of Birtcher Investors

                                      By: BIRTCHER LIMITED,
                                          a California limited partnership,
                                          General Partner of Birtcher
                                          Investments

                                          By: BREICORP,
                                              a California corporation,
                                              formerly known as Birtcher
                                              Real Estate Inc., General
                                              Partner of Birtcher Limited

Date:    January 31, 1997                     By: /s/Robert M. Anderson
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                                                  Robert M. Anderson
                                                  Executive Director
                                                  BREICORP

                              By: LF Special Fund I, L.P.,
                                  a California limited partnership

                                  By: Liquidity Fund Asset Management, Inc.,
                                      a California corporation, General
                                      Partner of LF Special Fund I, L.P.

Date:    January 31, 1997             By: /s/ Brent R. Donaldson
                                          ------------------------------
                                          Brent R. Donaldson
                                          President
                                          Liquidity Fund Asset Management, Inc.





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